UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                           Date of Report: May 3, 2005

                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



       Delaware                       1-9494                    13-3228013
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


 727 Fifth Avenue, New York, New York                             10022
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On May 3, 2005 Registrant's Board of Directors amended Section 4.02(a)(iii) of Registrant's 2005 Employee Incentive Plan (the "Incentive Plan") to read as follows:

     (iii) If the Exercise Price and/or tax withholding obligation for any Option or any SAR to be settled in Shares granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation), the number of Shares issued on such exercise without offset for the number of Shares so tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; if the Exercise Price and/or any tax withholding obligation for any Option or SAR granted under the Plan is satisfied by the Company withholding Shares, the full number of Shares for which such Option or SAR was exercised, without reduction for the number of Shares withheld, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

The Incentive Plan is currently the subject of a proxy solicitation sent on behalf of the Registrant in connection with Registrant's Annual Meeting of Stockholders to be held May 19, 2005. Registrant seeks, by means of the Proxy Solicitation, to obtain stockholder approval of the Incentive Plan. Stockholders are referred to Registrant's Proxy Statement dated April 14, 2005 (the "Proxy Statement"). The Proxy Statement is available at Registrant's web site at www.tiffany.com (go to "About Tiffany" and "Shareholder Information" and "SEC filings") and may be viewed at the web site of the Securities and Exchange Commission www.sec.gov . HOLDERS OF REGISTRANTS COMMON STOCK ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TIFFANY & CO.


                               BY:  /s/ Patrick B. Dorsey
                                    ______________________________________
                                    Patrick B. Dorsey
                                    Senior Vice President, General Counsel
                                    and Secretary



Date:  May 3, 2005